Exhibit 99.1

SG Blocks Reports Third Quarter 2019 Financial Results

Management to Host Conference Call Today at 4:30 p.m. ET

November 14, 2019 04:01 PM Eastern Time

BROOKLYN, N.Y.--(BUSINESS WIRE)--SG Blocks, Inc. (Nasdaq: SGBX) (“SG Blocks” or the “Company”), a leading designer, innovator and fabricator of container-based structures, reported its ﬁnancial results for the third quarter and nine months ended September 30, 2019.

Management Commentary

“We believe the Company’s accomplishments in recent months have been pivotal in positioning SG Blocks for future profitability, lower capital requirements and the flexibility to focus more of the Company’s resources and efforts on new business development and lead generation for the benefit of future growth,” commented Paul Galvin, CEO of SG Blocks. “By designing and adopting a repeatable and scalable royalty model that licenses the Company’s residential platform, we expect the financial profile for the Company’s residential business will include lower operating costs and require significantly less cash investment, while also lowering the Company’s project-level execution risk. The signing of the Company’s first residential licensing agreement for Phase One of the Monticello project demonstrates the viability and soundness of this strategy and reduces the drag on the Company’s overall portfolio from residential projects. Based on the Company’s best estimates, we believe we are on a path to being cash flow positive in 2020. We expect the positive outcomes from this strategy to be more evident in the Company’s financial statements in the next two to three quarters as these projects progress.”

Mr. Galvin concluded, “On the commercial side of the Company’s business, we have a backlog of more than $17.8 million and a strong and growing pipeline of projects that is diverse both in size and scope. The margin profile of the Company’s commercial business remains solid and with the shoring up of the Company’s residential business model and completion of recent financing transactions to strengthen the Company’s balance sheet, we believe we are well-positioned to capitalize on new commercial and military opportunities.”

Third Quarter 2019 Financial Highlights:

●	Revenue was $185,000 in Q3 2019, as compared to $2.1 million in Q3 2018.

●	Gross profit (loss) for Q3 2019 was a loss of $(180,000) as compared to gross profit of $225,000 in Q3 2018.

●	Net loss totaled $1.3 million, or $(0.23) per basic and diluted share, in Q3 2019, as compared to a net loss of $1.0 million, or $(0.24) per basic and diluted share, in Q3 2018.

●	Adjusted EBITDA loss in Q3 2019 was $1.1 million, as compared to a loss of $760,000 in Q3 2018. (See below for further discussion about the presentation of Adjusted EBITDA, a non-GAAP financial measurement).

Third Quarter 2019 and Subsequent Operational Highlights:

●	Construction backlog decreased to $17.8 million as of September 30, 2019, as compared to $97.7 million at December 31, 2018. The decrease in backlog at September 30, 2019 from the prior year end is primarily attributable to the cancellation of a $25 million contract during the second quarter of 2019 and the fact that two contracts in the amount of $70 million now fall under the Company’s licensing agreement.

●	Performed activity on 10 projects during Q3 2019.

●	Raised approximately $583,000 in aggregate net proceeds from a follow-on equity offerings of the Company’s common stock, to be used for working capital purposes.

●	Signed first licensing transaction under which the licensee will pay SG Blocks up to 5% of the total gross revenues generated from the construction, development and manufacture of residential housing using the SG Blocks method or SG Blocks referrals.

●	Entered into an agreement with CMC Development Group/Creative Container and Spaces/Eco Development LLC (“CMC Development Group” or “CMC”) on a 100 unit residential building in Atlanta, known as The Ridge Avenue project – a $16.9 million affordable housing project.

●	Announced three new business projects:

-	Creating the containers for a 5,000 square-foot, multimillion-dollar media center in New York City;

-	Designing and fabricating a fully-modular, small mixed-use development, which will feature a retail space on the ground floor, with a residence on the top level in Pennsylvania, and;

-	Designing and fabricating a new office space for a large, multinational company based in Maryland.

Third Quarter 2019 Financial Results

Revenue in Q3 2019 was $185,000 compared to $2.1 million in Q3 2018. This decrease in revenue was mainly driven by a decline in all of the Company’s customer types. Construction backlog decreased to $17.8 million as of September 30, 2019, as compared to $97.7 million at December 31, 2018. The decrease in backlog at September 30, 2019 from the prior year end is primarily attributable to the cancellation of a $25.0 million contract during the second quarter of 2019 as well as two contracts in the amount of $70 million now falling under the Company’s licensing agreement. Gross profit (loss) for Q3 2019 was a loss of $180,000 as compared to gross profit of $225,000 in Q3 2018.

Operating expenses decreased by $211,000, or 16.2%, to $1.1 million in Q3 2019 compared to $1.3 million in Q3 2018.

Net loss totaled $1.3 million, or $(0.23) per basic and diluted share, in Q3 2019, compared to a net loss of $1.1 million, or $(0.24) per basic and diluted share, in Q3 2018.

Adjusted EBITDA loss was $1.1 million in Q3 2019 compared to a loss of $760,000 in Q3 2018. See below under the heading “Use of Non-GAAP Financial Information” for a discussion of Adjusted EBITDA and a reconciliation of such measure to the most comparable measure calculated under U.S. generally accepted accounting principles (“GAAP”).

Year-to-date 2019 Financial Results

Revenue in the first nine months of 2019 totaled $2.6 million, a decrease of 55.4% compared to $5.9 million in the first nine months of 2018. This decrease in revenue was primarily the result of a decline in revenue from school, multi-family, retail and special use contracts, which was partially offset by an increase in revenue resulting from office contracts. Gross profit totaled $629,000, or 23.8% profit margin, for the first nine months of 2019 as compared to $420,000, or 7.1% profit margin, in the year ago period.

Operating expenses decreased slightly to $3.4 million for the first nine months of 2019 compared to $3.5 million for the first nine months of 2018. The decrease in operating expenses was primarily due to decreases in general and administrative expenses and marketing and business development expenses, which were partially offset by an increase in payroll and related expenses.

Net loss totaled $2.8 million, or $(0.56) per basic and diluted share, for the first nine months of 2019, compared to a net loss of $3.1 million, or $(0.71) per basic and diluted share, for the first nine months of 2018.

Adjusted EBITDA loss was $2.1 million for the first nine months of 2019 compared to a loss of $2.3 million for the first nine months of 2018. See below under the heading “Use of Non-GAAP Financial Information” for a discussion of Adjusted EBITDA and a reconciliation of such measure to the most comparable measure calculated under GAAP.

Balance Sheet

Cash and cash equivalents at September 30, 2019 totaled $2,000, as compared to $1.4 million at December 31, 2018. Subsequent to the end of the third quarter of 2019, the Company completed a $480,000 equity financing agreement, resulting in approximately $326,000 of net proceeds.

Further details about the Company’s results in the second quarter of 2019 will be available in its Quarterly Report on Form 10-Q, accessible in the investor relations section of the Company’s website at www.sgblocks.com and through the U.S. Securities and Exchange Commission’s website.

Conference Call Information

SG Blocks’ CEO, Paul Galvin, and President and CFO, Gerald Sheeran, will host a conference call, followed by a question and answer period.

To access the call, please use the following information:

Date:	Thursday, November 14, 2019
Time:	4:30 p.m. ET, 1:30 p.m. PT
Toll-free dial-in number:	1-877-407-9716
International dial-in number:	1-201-493-6779
Conference ID:	13696432

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difﬁculty connecting with the conference call, please contact Hayden IR at (646) 755-7412 or james@haydenir.com.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=136963 and via the investor relations section of the Company’s website at www.sgblocks.com.

A replay of the conference call will be available on November 14, 2019, after 7:30 p.m. Eastern time, through November 28, 2019.

Toll-free replay number:	1-844-512-2921
International replay number:	1-412-317-6671
Replay ID:	13696432

Use of Non-GAAP Financial Information

In addition to its results under GAAP, the Company presents EBITDA and Adjusted EBITDA for historical periods. EBITDA and Adjusted EBITDA are non-GAAP ﬁnancial measures and have been presented as supplemental measures of ﬁnancial performance that are not required by, or presented in accordance with, GAAP. The Company calculates EBITDA as net income (loss) before interest expense, income tax beneﬁt (expense), depreciation and amortization. It calculates Adjusted EBITDA as EBITDA before certain non-recurring adjustments such stock-based compensation expense. EBITDA and Adjusted EBITDA are presented because they are important metrics used by management as one of the means by which it assesses the Company’s ﬁnancial performance. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry. These measures, when used in conjunction with related GAAP ﬁnancial measures, provide investors with an additional ﬁnancial analytical framework that may be useful in assessing the Company and its results of operations.

The following is a reconciliation of EBITDA and Adjusted EBITDA to the nearest GAAP measure, net loss:

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Net loss attributable to common stockholders of SG Blocks, Inc.	$(1,325,469)	$(1,026,037)	$(2,787,913)	$(3,013,042)
Addback depreciation and amortization	38,677	148,747	117,540	445,258
EBITDA (non-GAAP)	(1,286,792)	(877,290)	(2,670,373)	(2,567,784)
Addback loss on asset disposal	52,039	—	52,039	—
Addback stock compensation expense	142,777	117,102	482,139	282,416
Adjusted EBITDA (non-GAAP)	$(1,091,976)	$(760,188)	$(2,136,195)	$(2,285,368)

About SG Blocks, Inc.

SG Blocks, Inc. is a premier innovator in advancing and promoting the use of code-engineered cargo shipping containers for safe and sustainable construction. The firm offers a product that exceeds many standard building code requirements, and also supports developers, architects, builders and owners in achieving greener construction, faster execution, and stronger buildings of higher value. Each project starts with GreenSteel™, the structural core and shell of an SG Blocks building, and then customized to client specifications. For more information, visit www.sgblocks.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions and includes statements regarding positioning SG Blocks for future profitability, lower capital requirements and the flexibility to focus more of the Company’s resources and efforts on new business development and lead generation for the benefit of future growth, the financial profile for the Company’s residential business including lower operating costs and requiring significantly less cash investment, while also lowering project-level execution risk, being on a path to being cash flow positive in 2020 and positive outcomes from this strategy becoming more evident in the Company’s financial statements in the next two to three quarters as these projects progress, being well-positioned to capitalize on new commercial and military opportunities. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to position SG Blocks for future profitability, lower capital requirements and the flexibility to focus more of the Company’s resources and efforts on new business development and lead generation for the benefit of future growth, the Company’s ability lower operating costs and require significantly less cash investment, while also lowering project-level execution risk in the Company’s residential business, the Company’s ability to become cash flow positive in 2020, the Company’s ability to achieve positive outcomes from this strategy in the next two to three quarters as these projects progress, the Company’s ability to capitalize on new commercial and military opportunities, the Company’s ability to maintain compliance with the NASDAQ listing requirements, and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and the Company’s subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

-- Tables Follow –

SG BLOCKS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2019	December 31, 2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,953	$1,368,395
Accounts receivable, net	1,436,339	1,746,326
Costs and estimated earnings in excess of billings on uncompleted contracts	8,689	260,325
Prepaid expenses and other current assets	164,885	986,687
Total current assets	1,611,866	4,361,733

Property, plant and equipment, net	12,671	71,337
Goodwill	4,162,173	4,162,173
Intangible assets, net	2,335,086	2,443,929
Total Assets	$8,121,796	$11,039,172

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,807,456	$2,624,218
Billings in excess of costs and estimated earnings on uncompleted contracts	241,091	1,334,887
Total current liabilities	2,048,547	3,959,105

Commitments and contingencies (Note 12)

Stockholders’ equity:
Preferred stock, $1.00 par value, 5,405,010 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 25,000,000 shares authorized as of September 30, 2019 and 300,000,000 shares authorized as of December 31, 2018; 6,007,791 issued and outstanding as of September 30, 2019 and 4,260,041 issued and outstanding as of December 31, 2018	60,079	42,601
Additional paid-in capital	19,464,360	17,700,743
Accumulated deficit	(13,451,190)	(10,663,277)
Total stockholders’ equity	6,073,249	7,080,067
Total Liabilities and Stockholders’ Equity	$8,121,796	$11,039,172

The accompanying notes are an integral part of these condensed consolidated financial statements.

SG BLOCKS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30,	For the Three Months Ended September 30,	For the Nine Months Ended September 30,	For the Nine Months Ended September 30,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue:
Block sales	$—	$—	$—	$42,799
Construction services	187,895	2,033,769	2,521,139	5,307,168
Engineering services	(3,369)	49,056	126,419	582,183
Total	184,526	2,082,825	2,647,558	5,932,150

Cost of revenue:
Block sales	—	—	—	33,084
Construction services	391,494	1,764,030	1,986,394	5,056,971
Engineering services	(24,711)	93,955	31,998	422,085
Total	366,783	1,857,985	2,018,392	5,512,140

Gross profit (loss)	(182,257)	224,840	629,166	420,010

Operating expenses:
Payroll and related expenses	548,156	611,906	1,832,333	1,589,935
General and administrative expenses	478,726	557,078	1,318,390	1,538,441
Marketing and business development expense	63,016	133,378	194,591	311,965
Pre-project expenses	1,275	—	19,726	49,964
Total	1,091,173	1,302,362	3,365,040	3,490,305

Operating loss	(1,273,430)	(1,077,522)	(2,735,874)	(3,070,295)

Other income (expense):
Other income	—	—	—	5,768
Loss on asset disposal	(52,039)	—	(52,039)	—
Loss from equity affiliates	—	(960)	—	(960)
Total	(52,039)	(960)	(52,039)	4,808

Loss before income taxes	(1,325,469)	(1,078,482)	(2,787,913)	(3,065,487)
Income tax expense	—	—	—	—

Net loss	(1,325,469)	(1,078,482)	(2,787,913)	(3,065,487)
Less: Net loss attributable to non-controlling interest	—	(52,445)	—	(52,445)
Net loss attributable to common stockholders of SG Blocks, Inc.	$(1,325,469)	$(1,026,037)	$(2,787,913)	$(3,013,042)

Net loss per share - basic and diluted:
Basic and diluted	$(0.23)	$(0.24)	$(0.56)	$(0.71)

Weighted average shares outstanding:
Basic and diluted	5,694,748	4,260,041	4,938,547	4,260,041

The accompanying notes are an integral part of these condensed consolidated financial statements.

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